 Exhibit 99.1

Super League Gaming Launching Monthly Consumer Subscription Service and Expanding Globally Through Comprehensive Partnership with ggCircuit

A leading provider of live and digital esports events and entertainment, Super League will roll out new programming and Super League Prime subscription service across ggCircuit’s global customer base of more than 600 gaming centers

Santa Monica, Calif. - (September 27, 2019) - Super League Gaming (NasdaqCM: SLGG), a leader in bringing live and digital esports entertainment and experiences directly to everyday gamers around the world, and ggCircuit, a leading cloud-based software solutions company for gaming centers, are announcing a broad expansion of their successful existing partnership. Super League will now become the primary consumer-facing brand within ggCircuit’s software platform, ggLeap, as part of a platform update that will include exciting new features designed to further attract, engage and retain players.

The companies first joined forces in April 2019 to bring Super League esports events and leagues to gaming centers throughout the U.S. In the five ensuing months, Super League’s user base and number of markets have more than doubled. Based on the growth of the programs and the overwhelming positive response from gaming center operators, the companies are deepening their strategic partnership with a focus on more programming, more player benefits, and an all-new monthly subscription offering called Super League Prime.

Through Super League Prime, players will receive exclusive access to select events, special gamer-centric rewards and giveaways, and valuable perks that can be used at their local gaming center -- all designed to make gaming together in-person the best possible experience. The updated version of ggLeap will include a new Events section enabling players to join esports competitions in real-time and register for future participation, with Super League competitions and leagues prominently featured. Within ggLeap and also on Superleague.com, new local, national, and international leaderboards and player rankings will be available for the most-actively played game titles.

“ggCircuit has been behind the scenes helping to support the growth of the video game industry for years and has amassed an enviable market share across the global gaming center footprint through their best-in-class software platform,” said Ann Hand, chairman and CEO of Super League Gaming. “In combination with Super League’s strong consumer brand and offers, now inclusive of Super League Prime, we are taking a huge step in our mission to be the leading international platform for in-person gaming across game titles, skill levels and age groups, with a true end-to-end solution for retail partners who want to attract gamers.”

With ggLeap’s more than 1.4 million player accounts deployed across gaming centers in North and South America, Europe and the Middle East, and Asia-Pacific, Super League will have access to millions of captive gamers, starting with more than 200,000 unique players who log into the 15,000+ computers powered by ggLeap every month.

“We have dedicated ourselves to supporting the growth of gaming centers for 15 years, ever since we opened our first location back in 2004 and long before the term ‘esports’ was coined,” said Zack Johnson, co-founder and CEO of ggCircuit. “We have iterated on our cutting-edge software management platform to make it even more functional and easy-to-use for center managers, as well as more feature-rich for competitive players. Having experienced 117% growth in unique players within our network over the past 12 months, which aligns with center growth, it was natural to partner with a company that could accelerate our vision of what a mutually beneficial consumer offering could become for players and gaming centers. Working with Super League means we can excite more players more often, and help ensure the ongoing, healthy expansion of the gaming center audience everywhere our ggLeap platform is deployed.”

In the fourth quarter and throughout 2020, Super League will leverage its expertise as the operator of the first city-vs-city amateur esports leagues and thousands of live competitive and social gaming events to bring experiences to players in gaming centers that drive the continued mainstreaming of competitive gaming. By adding ggCircuit’s customers to its partnerships with high-profile venue owners such as Topgolf, Cinemark Theatres and numerous independent fast-casual restaurants, Super League strengthens its commitment to supporting the development of grassroots player communities on a local level and now will provide a global framework for competition and community engagement.

“If you’re a gamer, whether you’re in middle school, high school, college or part of the daily workforce, you know that gaming together in a great venue is more fun than gaming alone at home,” said Matt Edelman, chief commercial officer of Super League Gaming. “With ggCircuit, Super League will be providing leagues, teams and individuals around the world with reasons to prioritize playing in their local gaming center, while simultaneously opening up exciting marketing and revenue opportunities for every company that recognizes the importance of esports within the cultural landscape.”
According to Newzoo’s 2019 Global Games Market Report, by 2022 the overall PC gaming market will grow to $39.5 billion and downloaded/boxed PC games are forecasted to generate $37.3 billion.

About ggCircuit
ggCircuit officially started out as a grassroots movement in 2008 by a group of passionate LAN Center owners/managers that wanted to provide better management software for cybercafes, universities and LAN centers worldwide. Drawing on their collective experience as center owners since 2004, they developed a state-of-the-art software management system, ggLeap, that was not only easy and flexible for centers to use, but also delivered end-user features that kept gamers engaged, offering more benefits than they would get by playing at home. Since ggCircuit’s humble beginnings the company has evolved into a fully-fledged esports services company providing not only center management software solutions, but also rolling out a global competition and rewards system, managed esports events and tournaments and center consulting support services. As the esports scene continues to grow, ggCircuit is expanding and is positioned to iterate, improve and add services and solutions for centers, business partners and gamers across the globe. For more information, please visit: https://corporate.ggcircuit.com/.

About Super League Gaming
Super League Gaming, Inc. (Nasdaq CM: SLGG) is a global leader in the mission to bring live and digital esports entertainment and experiences directly to the more than 2 billion everyday gamers around the world. In addition to providing premium experiences by operating city-vs-city amateur esports leagues and producing thousands of live competitive and social gaming around the country, the Super League Network features multiple forms of content celebrating the love of play via social media, live streaming, video-on-demand, and website-based offerings. As a content producer with a dedicated esports studio, Super League publishes live streaming and on-demand video content on all major platforms including YouTube, Twitch and Instagram. And with exclusive proprietary platforms like Minehut, the avid Minecraft community of nearly 400,000, Framerate, one of the largest independent social video networks in esports and gaming, and through their partnerships with high-profile venue owners such as Topgolf, Cinemark Theatres and numerous independent fast-casual restaurants, Super League is committed to supporting the development of local, grassroots player communities all while providing a global framework for competition and community engagement. Believing that gaming together is more fun than gaming alone, Super League is able to reach the world’s enthusiasts where they are, bringing them together to play the games they love.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during the quarter ended June 30, 2019, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated February 25, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other filings that we make from time to time with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
(949) 574-3860
SLG@gatewayir.com

Media Contact:
Ann Kaiser
(212) 918-2029
ann@high10media.com